Exhibit 99.1

Cambium Networks Adds New Independent Member to Its Board of Directors

ROLLING MEADOWS, IL, June 26, 2020 — Cambium Networks Corporation (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced that it has appointed Kevin J. Lynch as an independent member of its board of directors and as a member of its audit committee, effective June 25, 2020.  Robert Amen will step down as a member of the audit committee, while continuing to serve as chairman of the board of directors.

"We are delighted to welcome Kevin as a new independent director to our board," said Atul Bhatnagar, Cambium Networks CEO and member of the Board.  “Mr. Lynch brings a wealth of financial and investment expertise as well as extensive board and corporate governance experience that will effectively complement the experience of our existing board members.  His addition will provide a valuable perspective as we continue to execute our strategy, drive profitability and enhance value for all our shareholders. We look forward to his contributions and are excited that he has chosen to join us at Cambium Networks."

“I am excited to be joining the board of Cambium Networks as it continues to strengthen its financial position,” said Mr. Lynch.  “I look forward to working with Cambium Networks as it launches its new solutions and enhances its technology leadership in fixed wireless broadband infrastructure and supports the growth opportunities in enterprise Wi-Fi solutions.”

Mr. Lynch, 51, will be joining the Board as a Class III director with a term expiring at the company’s annual meeting of shareholders to be held in 2022.

Mr. Lynch has, from January 2011 to present, managed all investing and tax planning for the Lynch Family Office.  From March 2001 to December 2010, Mr. Lynch was a partner at Jana Partners LLC, a value-oriented, event-driven fund with a sub-strategy of activist investing and was a member of the investment committee.  From August 1999 to March 2001, Mr. Lynch was an associate with Sagaponack Partners LP, a private equity investment firm, from January 1995 to August 1997 he was an associate with the private equity investment firm Cornerstone Equity Investors LLC and from 1990 to 1995, Mr. Lynch worked in various accounting and investment areas of Prudential Financial, Inc.  From March 2016 to March 2019, Mr. Lynch was a member of the board of directors of the Investment Technology Group, Inc., and served on the capital committee from 2016-2019 and the audit committee from 2018-2019, when the company was acquired by Virtu Financial, Inc. in March 2019.  Mr. Lynch holds a BA in finance from Penn State University and an MBA from Columbia Business School.  He is a Chartered Financial Analyst and a member of the CFA Institute.

About Cambium Networks

Cambium Networks empowers millions of people with wireless connectivity worldwide. Its wireless portfolio is used by commercial and government network operators as well as broadband service providers to connect people, places and things. With a single network architecture spanning fixed wireless and Wi-Fi, Cambium Networks enables operators to achieve maximum performance with minimal spectrum. End-to-end cloud management transforms networks into dynamic environments that evolve to meet changing needs with minimal physical human intervention. Cambium Networks empowers a growing ecosystem of partners who design and deliver gigabit wireless solutions that just work.

Cautionary Note Regarding Forward-Looking Statements This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, and business strategy and plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our reports filed with the Securities and Exchange Commission including our annual report on Form 10-K filed on March 23, 2020 and our quarterly report on Form 10-Q filed on May 13, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com